Filed Pursuant to Rule 424(b)(3)
                                                    REGISTRATION NO. 333-37794

           PROSPECTUS SUPPLEMENT NO. 1 DATED SEPTEMBER 7, 2000 TO THE
                       PROSPECTUS DATED AUGUST 1, 2000 OF
                       VERTEX PHARMACEUTICALS INCORPORATED

This Prospectus Supplement No. 1 amends the information in the table under the caption "Selling Holders" in the Prospectus dated August 1, 2000 by deleting the information contained in the table regarding the Selling Security Holders with respect to the principal amount of notes and common stock of Vertex Pharmaceuticals Incorporated and substituting therefor the following table:

                                                                                               NUMBER OF SHARES OF
                                                                                              COMMON STOCK ISSUABLE
                                                       PRINCIPAL AMOUNT OF NOTES              UPON CONVERSION OF THE
                                                           BENEFICIALLY OWNED                    NOTES THAT MAY BE
  NAME OF SECURITY HOLDER                                    AND OFFERED(1)                         OFFERED(2)
  -----------------------                              -------------------------              ----------------------

AIG SoundShore Holdings Ltd.                                   $1,670,000                             41,418

AIG SoundShore Opportunity Holding
Fund Ltd.                                                      $2,400,000                             59,523

AIG SoundShore Strategic Holding
Fund Ltd.                                                      $1,400,000                             34,722

American Masters Fund "AG Absolute
Return Series" Limited                                         $1,000,000                             24,801

Angelo, Gordon & Co., L.P.                                       $500,000                             12,400

Argent Classic Convertible Arbitrage
Fund (Bermuda) L.P.                                            $5,000,000                            124,007

Bear, Stearns & Co. Inc.(3)                                      $500,000                             12,400

BNP Arbitrage SNC                                              $6,500,000                            161,210

BP Amoco PLC Master Trust                                      $2,200,000                             54,563

CIBC World Markets                                             $3,250,000                             80,605

Credit Suisse First Boston Corporation                         $3,800,000                             94,246

The Common Fund F/A/O Absolute
Return Fund                                                      $300,000                              7,440


                                                                                               NUMBER OF SHARES OF
                                                                                              COMMON STOCK ISSUABLE
                                                       PRINCIPAL AMOUNT OF NOTES              UPON CONVERSION OF THE
                                                           BENEFICIALLY OWNED                    NOTES THAT MAY BE
  NAME OF SECURITY HOLDER                                    AND OFFERED(1)                         OFFERED(2)
  -----------------------                              -------------------------              ----------------------

Deutsche Bank Securities                                       $4,900,000                            121,527

Donaldson, Lufkin & Jenrette
Securities Corp.                                                 $500,000                             12,400

Estate of James Campbell                                         $950,000                             23,561

First Albany Corporation                                         $111,000                              2,752

Grace Brothers, Ltd.                                           $1,500,000                             37,202

Helix Convertible Opportunities Fund Ltd                         $910,000                             22,569

Helix Convertible Opportunities, L.P.                          $1,790,000                             44,394

Highbridge International LLC                                   $5,175,000                            128,348

ITG, Inc.                                                        $200,000                              4,960

Jefferies & Company                                              $200,000                              4,960

J.P. Morgan Securities, Inc.                                   $4,375,000                            108,506

KBC Financial Products                                         $5,000,000                            124,007

Key Asset Management Inc.                                        $200,000                              4,960

Lazard Freres & Cie Paris (4)                                  $1,500,000                             37,202

LDG Limited                                                      $200,000                              4,960

McMahan Securities Co., L.P.                                   $2,511,000                             62,276

Merrill Lynch, Pierce, Fenner and
Smith Inc. (3)                                                 $3,690,000                             91,517

MichaelAngelo, L.P.                                            $1,750,000                             43,402

Morgan Stanley & Co.                                          $10,000,000                            248,015


                                                                                               NUMBER OF SHARES OF
                                                                                              COMMON STOCK ISSUABLE
                                                       PRINCIPAL AMOUNT OF NOTES              UPON CONVERSION OF THE
                                                           BENEFICIALLY OWNED                    NOTES THAT MAY BE
  NAME OF SECURITY HOLDER                                    AND OFFERED(1)                         OFFERED(2)
  -----------------------                              -------------------------              ----------------------

New York Life Insurance and
Annuity Corporation                                            $1,100,000                             27,281

New York Life Insurance Company                                $6,500,000                            161,210

Quattro Fund Ltd                                                 $500,000                             12,400

R2 Investments, LDC                                           $27,600,000                            684,523

Raphael II, Ltd.                                               $1,000,000                             24,801

RCG Multi-Strategy Account, L.P.                                 $750,000                             18,601

Robertson Stephens (3)                                        $12,500,000                            310,019

Salomon Brothers Asset Management, Inc.                       $36,930,000                            915,922

SG Cowen Securities (3)                                       $10,000,000                            248,015

TQA Master Fund, LTD                                           $2,700,000                             66,964

TQA Master Plus Fund, LTD                                      $1,000,000                             24,801

Tribeca Investments LLC                                        $8,500,000                            210,813

UBS Warburg LLC                                                $5,500,000                            136,408

White River Securities LLC                                       $500,000                             12,400

Zurich HFR Master Fund                                           $100,000                              2,480



(1) The number of securities beneficially owned is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any securities as to which the individual has sole or shared voting power or investment power and also any securities which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion in the table of securities, however, does not constitute an admission that the selling holders are direct or indirect beneficial owners of those securities. The selling holders have sole voting power and investment power with respect to all securities or capital stock listed as owned by the selling holders.

(2) Adjusted to reflect the two-for-one stock split of our common stock effected by way of a stock dividend distributed on August 31, 2000, and the resulting adjustment in the conversion price of the notes from $80.64 to $40.32 per share.

(3)    Acted as one of the initial purchasers of the notes.

(4) As of May 22, 2000, Lazard Freres & Cie Paris owned 7,360 shares of our common stock. These shares are not part of this offering.


This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus dated August 1, 2000